## AMENDING AGREEMENT

This **AMENDING AGREEMENT**, dated as of the 30TH day of January, 2014 (the "**Agreement**") is between **Revive Bioscience Inc.** and (the "**Vendor**"), **Axxess Pharma Inc., in trust for a corporation to be incorporated** and **Allstar Health Brands Inc.** (collectively the "**Purchaser**").

**WHEREAS**, the Vendor and the Purchaser entered into an agreement dated the 13th day of September, 2014 (the "Asset Purchase Agreement"), whereby the Purchaser purchased certain assets from the Vendor pursuant to the *Bulk Sales* Act (Ontario);

**AND WHEREAS** the Vendor and Purchaser wish to amend certain terms of the Asset Purchase Agreement in accordance herewith;

**NOW, THEREFORE**, in consideration of the mutual agreements and covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

1. **Purchase Price** - Section 2.06 of the Asset Purchase Agreement is deleted in its entirety and the following is inserted in its place:

**Section 2.06 Purchase Price.** In consideration of the sale, transfer, assignment, conveyance and delivery by Vendor of the Purchased Assets, the Purchaser shall make payment of the Trade Payables as set out in Schedule 2.4 in the amount of Fifty-Two Thousand Dollars ($52,000.00) and shall issue to the Vendor's Shareholders as listed in Schedule 2.06 hereto in such proportions as directed by the Vendor a total of Six Million and Four Hundred and Fifty Thousand (6,450,000) common shares of the Purchaser (the "Shares") (subject to any applicable restrictions on such common shares) having an approximate value of $0.001 per common share as of the date of this Agreement, which shall cumulatively represent the purchase price ("Purchase Price") representing total consideration of Fifty-Eight Thousand and Four Hundred and Fifty Dollars ($58,450.00) in the case of all of the Shares being issued to the Vendor. The Shares shall be issued in two equal tranches, the first traunch being issued on the Closing Date and the second traunch being issued upon the following conditions having been met by the Vendor on or before April 30, 2014, failing which the Purchaser shall not be required to issue the second traunch to the Vendor:

(a) the NPN's have been transferred to the Purchaser;
(b) **intentionally deleted**;
(c) **intentionally deleted**; and
(d) the Facebook debt shall have been resolved in full and Facebook shall have executed a full and final release in favour of the Vendor copy of which has been delivered to the Purchaser.

In the case of the conditions having been met in accordance herewith, the Purchaser is required to issue the second traunch of the shares within 15 business days thereof.

Notwithstanding the foregoing, in no case shall the second traunch of shares be issued before the completion of the Axxess Pharma Inc. audit which is scheduled to be completed by March 31, 2014.

For the purposes hereof, the parties acknowledge that the total number of Shares, if issued in full to the Vendor, would be equivalent to approximately fifteen percent (15%) of the Purchaser's Share Capital, as defined in Article 4.05. For the purpose of this Agreement, all common shares of the Purchaser issued to the Vendor or the Vendor's Shareholders as the case may be, pursuant to this Section 2.06 and Section 2.07 hereof, shall be subject to a six (6) month restriction and the shareholder to whom such shares are issued shall be solely responsible, at its expense, for taking steps necessary to remove such restriction.

2. **Bonus** - Section 2.07 of the Asset Purchase Agreement is deleted in its entirety and the following is inserted in its place:

**Section 2.07 Bonus.** The Vendor shall be entitled to a bonus equal to Two Million and One Hundred and Fifty Thousand (2,150,000) common shares of the Purchaser (equivalent to five percent (5%) of the Purchaser's Share Capital, as defined in Article 4.05 hereof) in each of the following two cases:

(a) on December 31, 2014 if the Purchaser or any related entity has raised and received cumulative financing in the amount of Five Hundred Thousand Dollars ($500,000.00) between January 1, 2014 and December 31, 2014 which has been paid in by way of private placements and the Purchaser or any related entity has transacted One Million Dollars ($1,000,000.00) of gross sales of Tapout branded product between January 1, 2014 and December 31, 2014;

(b) on December 31, 2015 if the Purchaser or any related entity has transacted Two Million and Five Hundred Thousand Dollars ($2,500,000.00) of gross sales of Tapout branded product cumulatively between January 1, 2015 and December 31, 2015.

Notwithstanding the foregoing, the bonuses provided for herein shall not be payable to the Vendor in the case of the Consulting Agreement between Axxess Pharma Inc.(or its designee) and Robert Tallack, which Consulting Agreement is being entered into by the parties contemporaneously with the Closing Date being terminated for cause at the fault of Robert Tallack or as a result of the resignation of Robert Tallack at any time prior to the accrual of the entitlement to such bonus has occurred

3. **No Further Amendment**

In all respects other than as provided in this Amending Agreement, the Asset Purchase Agreement as amended hereby shall remain in full force and effect without amendment.

**IN WITNESS WHEREOF,** the Parties have caused this Agreement to be duly executed by their respective signatures, or the signatures of their respective authorized officers as of the day and year first above written.

AXXESS PHARMA INC.
Per:

Daniel P. Bagi, President

REVIVE BIOSCIENCE INC.
Per:

Robert Tallack, President

## SCHEDULE 2.06
## SHAREHOLDERS ALLOCATION STATEMENT

| | CURRENT | CURRENT | Total 15% Shares | First 5% bonus | Second 5% bonus | TOTAL SHARES | A |
|---|---|---|---|---|---|---|---|
| Architects, MGP | 182,682 | **1.3463%** | 82,056 | 28,945 | 28,945 | **139,946** | 1: O |
| Cameron, Calvin | 515,637 | **3.8000%** | 231,612 | 81,701 | 81,701 | **395,014** | 1: M |
| Csurgo, Julius | 100,000 | **0.7370%** | 44,918 | 15,845 | 15,845 | **76,608** | |
| Equity, Strategic | 2,670,979 | **19.6840%** | 1,199,741 | 423,207 | 423,207 | **2,046,155** | |
| Gooding, Daniel | 209,065 | **1.5407%** | 93,907 | 33,126 | 33,126 | **160,159** | 19 N |
| Hasinoff, Ian | 515,612 | **3.7998%** | 231,601 | 81,697 | 81,697 | **394,995** | 1! N |
| Henson, Anna | 265,984 | **1.9602%** | 119,474 | 42,144 | 42,144 | **203,762** | 33 G |
| Houlton, Andrew | 202,130 | **1.4896%** | 90,792 | 32,027 | 32,027 | **154,846** | 62 M 11 |
| Joyce, Terrence | 2,500 | **0.0184%** | 1,123 | 396 | 396 | **1,915** | 20 St Ca |
| Kilambi, Raghu / Kirarv | 2,081,839 | **15.3423%** | 935,113 | 329,860 | 329,860 | **1,594,833** | |
| Klein, Rob | 250,000 | **1.8424%** | 112,294 | 39,612 | 39,612 | **191,518** | |
| Lancaster, Zosia | 52,266 | **0.3852%** | 23,477 | 8,281 | 8,281 | **40,039** | 27 Tc Ca |
| Leon, Edward | 2,500 | **0.0184%** | 1,123 | 396 | 396 | **1,915** | 13 OI |
| Ltd, E52Financial | 1,840,505 | **13.5638%** | 826,712 | 291,621 | 291,621 | **1,409,954** | 92 Ri Ca |
| Marek, Earl, | 46,117 | **0.3399%** | 20,715 | 7,307 | 7,307 | **35,329** | 36 Hi |
| Marek, Justin | 273,761 | **2.0175%** | 122,967 | 43,376 | 43,376 | **209,719** | 36 Hi |
| McDonnell, Tom | 1,375,853 | **10.1395%** | 618,001 | 217,999 | 217,999 | **1,053,999** | 10 St 39 |

| | | | | | | | |
|---|---|---|---|---|---|---|---|
| Mezzomo, Gordon | 33,000 | **0.2000%** | 12,190 | 4,300 | 4,300 | **20,790** | 2: N |
| O'Neill, Liam | 150,000 | **1.1054%** | 67,376 | 23,767 | 23,767 | **114,910** | 1: B |
| Reid, Jason | 195,000 | **1.4371%** | 87,589 | 30,897 | 30,897 | **149,383** | |
| Sair, Farrukh | 48,884 | **0.3603%** | 21,958 | 7,745 | 7,745 | **37,448** | 5: N |
| Sayson, Samuel | 52,205 | **0.3847%** | 23,449 | 8,272 | 8,272 | **39,993** | 5: Cl 2 |
| Sevic, Igor | 55,341 | **0.4078%** | 24,858 | 8,769 | 8,769 | **42,396** | |
| Shook, Paul | 46,117 | **0.3399%** | 20,715 | 7,307 | 7,307 | **35,329** | |
| Stratford, Gordon | 46,117 | **0.3399%** | 20,715 | 7,307 | 7,307 | **35,329** | 1: O |
| Tallack, Rob | 1,750,608 | **12.9013%** | 736,332 | 277,377 | 277,377 | **1,291,086** | |
| Ward, Owen | - | **0.0000%** | 25,000 | - | - | **25,000** | |
| Dover, Geoff | - | **0.0000%** | 15,000 | - | - | **15,000** | |
| Levy, Ronan | - | **0.0000%** | 10,000 | - | - | **10,000** | |
| Vendor, AmeriFlex | - | **0.0000%** | 35,000 | - | - | **35,000** | |
| Vendor, Traffic | - | **0.0000%** | 70,000 | - | - | **70,000** | |
| Vendor, Csurgo, Julius | - | **0.0000%** | 250,000 | - | - | **250,000** | |
| Welna, Jeff | 48,884 | **0.3603%** | 21,958 | 7,745 | 7,745 | **37,448** | 3: N |
| Yang, Cheming | 505,687 | **3.7267%** | 227,143 | 80,124 | 80,124 | **387,391** | 6: Cl U: |
| Zinn, Chad | 50,000 | **0.3685%** | 22,459 | 7,922 | 7,922 | **38,303** | |
| **TOTAL** | **13,569,273** | **99.957%** | **6,447,368** | **2,149,072** | **2,149,072** | **10,745,512** | |
| **TOTALS** | **13,569,273** | **100.0000%** | **6,450,000** | **2,150,000** | **2,150,000** | **10,750,000** | |
| *check* | | ***-0.043%*** | *-2,632* | *-928* | *-928* | *-4,488* | |